Exhibit 99.1

Sunoco, Inc.

1735 Market Street

Philadelphia, Pa. 19103-7583

For further information contact	For release: IMMEDIATELY
Thomas Golembeski (media) 215-977-6298
Tom Harr (investors) 215-977-6764

No. 22-08

SUNOCO REPORTS SECOND QUARTER 2008 RESULTS

PHILADELPHIA, August 6, 2008 — Sunoco, Inc. (NYSE: SUN) today reported net income of $82 million ($.70 per share diluted) for the second quarter of 2008 versus $509 million ($4.20 per share diluted) for the second quarter of 2007. Excluding special items, Sunoco had income for the 2008 second quarter of $61 million ($0.52 per share diluted). There were no special items in the second quarter of 2007.

For the first half of 2008, Sunoco reported net income of $23 million ($.20 per share diluted) versus $684 million ($5.63 per share diluted) in the first half of 2007. Excluding special items, 2008 first half income was $2 million ($.02 per share diluted) versus 2007 first half income of $594 million ($4.89 per share diluted).

“Despite a challenging market environment for refining and an unprecedented increase in crude oil prices that also squeezed retail gasoline and chemicals margins, results were improved from the first quarter due to higher refining margins that accompanied strong contributions from our Logistics and Coke segments,” said John G. Drosdick, Sunoco Chairman and Chief Executive Officer.

“The Refining and Supply business unit earned $32 million. While gasoline margins remained weak and refinery utilization was limited by maintenance activity and economically driven rate reductions, we were able to optimize our production for the difficult market conditions. In our Northeast system, the yield of high-valued distillate fuel climbed to 38 percent of net production versus 34 percent in the second quarter of 2007, while the yield of low-valued residual fuel fell to under 8 percent versus 9 percent a year ago. In the MidContinent system, distillate yields were also maximized, reaching 40 percent of net production versus 31 percent in the second quarter of 2007, reflecting another record quarter of jet fuel production at the Toledo refinery.

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“Sunoco’s non-refining businesses earned $47 million in the second quarter. The steady rise throughout the quarter in wholesale gasoline and propylene feedstock costs limited earnings in Retail Marketing and Chemicals, respectively. However, Logistics earnings of $21 million reflected a record quarterly result from Sunoco Logistics Partners L.P. and the Coke segment continued to demonstrate a higher earnings level than in prior years with earnings of $23 million.”

Commenting on the Company’s outlook for the third quarter, Drosdick said, “Despite the recent decline in crude oil prices, refining margins, specifically for gasoline, continue to be weak. Efforts to optimize our refining system in the third quarter will focus on expanding our slate of light, sweet crude oils to include those that trade at lower prices while running our crude units at rates that reflect the current challenging market conditions. The contribution from the non-refining businesses, particularly Retail Marketing, should show improvement from second quarter levels. In our Coke business, initial production has commenced at our second cokemaking facility at Haverhill, Ohio with full coke production expected by the end of the third quarter. With the completion of this project and the impact of higher coal prices in the second half, we now expect the Coke business to earn approximately $110-$115 million in 2008.

“Finally, I want to reiterate how pleased we are to welcome Lynn Laverty Elsenhans to Sunoco as our new Chief Executive Officer and President on Friday, August 8, 2008. We continue to believe that our portfolio of assets offers unique opportunities for shareholders within our sector. With Lynn’s extensive experience and industry background, she is prepared to build on the Company’s sound strategic position and meet the challenges and opportunities that lie ahead.”

DETAILS OF SECOND QUARTER RESULTS

REFINING AND SUPPLY

Refining and Supply earned $32 million in the second quarter of 2008 versus $482 million in the second quarter of 2007. The decrease in earnings was due to significantly lower realized margins along with higher expenses and lower production volumes. The lower margins reflect the negative impact of higher average crude oil costs and lower product demand than a year ago, especially for gasoline, while the higher expenses were largely the result of increased prices for purchased fuel and utilities. Production volumes decreased in the second quarter of 2008 compared to the year-ago period due to planned and unplanned maintenance work and economically driven rate reductions, which were partially offset by the impact of the major turnaround and expansion work at the Philadelphia refinery during the second quarter of 2007.

RETAIL MARKETING

Retail Marketing had breakeven results in the second quarter of 2008 versus income of $30 million in the second quarter of 2007. The decrease in earnings was primarily due to lower average retail gasoline margins and lower divestment gains attributable to the Retail Portfolio Management program.

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CHEMICALS

Chemicals earned $3 million in the second quarter of 2008 versus $6 million in the prior-year period. The decrease in earnings was due primarily to lower margins and sales volumes, partially offset by lower expenses. The lower margins were primarily due to higher feedstock costs, while the lower expenses were largely due to the transfer of cumene and propylene splitter assets to Refining and Supply, effective January 1, 2008.

LOGISTICS

Earnings for the Logistics segment were $21 million in the second quarter of 2008 versus $10 million in the second quarter of 2007. The increase was due to record results from Sunoco Logistics Partners L.P. (NYSE: SXL) which benefited from asset growth and strong performance in its western pipeline system as well as higher earnings from the eastern pipeline system and terminalling operations.

COKE

The Coke business earned $23 million in the second quarter of 2008 versus $13 million in the second quarter of 2007. The increase in earnings was due primarily to increased price realizations from coal and coke production at Jewell, partially offset by lower tax benefits from cokemaking operations and higher selling, general and administrative expenses.

CORPORATE AND OTHER

Corporate administrative expenses were $11 million after tax in the second quarter of 2008 versus $18 million after tax in the second quarter of 2007. The decrease was primarily due to lower accruals for performance-related incentive compensation.

Net financing expenses were $7 million after tax in the second quarter of 2008 versus $14 million after tax in the second quarter of 2007. The decrease was primarily due to lower interest expense, higher capitalized interest and the absence of expense attributable to the preferential return of third-party investors in Sunoco’s Indiana Harbor cokemaking operations.

SPECIAL ITEMS

During the second quarter of 2008, Sunoco recognized an $11 million after-tax gain on an insurance recovery related to an MTBE litigation settlement and a $10 million after-tax gain related to the settlement of issues pertaining to certain state corporate income tax returns filed for prior years.

SIX MONTH RESULTS

Sunoco earned $23 million, or $.20 per share of common stock on a diluted basis, for the first six months of 2008 versus $684 million, or $5.63 per share, in the comparable 2007 period. The decrease was primarily due to lower margins in Sunoco’s Refining and Supply business. Also contributing to the

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decline were the absence of a $90 million after-tax gain related to the prior issuance of SXL limited partnership units, higher expenses, lower average retail gasoline and distillate sales volumes, lower gains on asset divestments and an unfavorable income tax consolidation adjustment in 2008. Partially offsetting these negative factors were lower net financing expenses, higher income attributable to Sunoco’s Coke, Chemicals and Logistics businesses and the gains recognized in 2008 related to the insurance recovery and income tax matters discussed above.

Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 910 thousand barrels per day of refining capacity, approximately 4,700 retail sites selling gasoline and convenience items, approximately 5,500 miles of crude oil and refined product owned and operated pipelines and 38 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Sunoco is a significant manufacturer of petrochemicals with annual sales of approximately five billion pounds, largely chemical intermediates used to make fibers, plastics, film and resins. Utilizing a unique, patented technology, Sunoco’s cokemaking facilities in the United States have the capacity to manufacture over 2.5 million tons annually of high-quality metallurgical-grade coke for use in the steel industry. Sunoco also is the operator of, and has an equity interest in, a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil.

Anyone interested in obtaining further insights into the second quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 3:00 p.m. ET on August 7, 2008. It can be accessed through Sunoco’s website—www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Sunoco believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Sunoco’s business prospects and performance, causing actual results to differ materially from those discussed in this release. Such risks and uncertainties include, by way of example and not of limitation: general economic, financial and business conditions which could affect Sunoco’s financial condition and results of operations; changes in competition and competitive practices, including the impact of foreign imports; effects of weather conditions and natural disasters on the Company’s operating facilities and on product supply and demand; changes in refining, marketing and chemical margins; changes in coal and coke prices; variation in crude oil and petroleum-based commodity prices and availability of crude oil and feedstock supply or transportation; effects of transportation disruptions; changes in the price differentials between light-sweet and heavy-sour crude oils; changes in the marketplace which may affect supply and demand for Sunoco’s products; changes in the level of capital expenditures or

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operating expenses; changes in product specifications; availability and pricing of ethanol; changes in the expected level of environmental capital, operating or remediation expenditures; age of, and changes in the reliability, efficiency and capacity of, the Company’s operating facilities or those of third parties; effects of adverse events relating to the operation of the Company’s facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions); risks related to labor relations and workplace safety; changes in, or new, statutes and government regulations or their interpretations, including those relating to the environment and global warming; changes in accounting rules and/or tax laws or their interpretations, including the method of accounting for inventories and pensions; ability to identify acquisitions, execute them under favorable terms and integrate them into the Company’s existing businesses; ability to enter into joint ventures and other similar arrangements under favorable terms; delays and/or costs related to construction, improvements and/or repairs of facilities (including shortages of skilled labor, the issuance of applicable permits and inflation); nonperformance or force majeure by, or disputes with, major customers, suppliers, dealers, distributors or other business partners; changes in credit terms required by suppliers; changes in financial markets impacting pension expense and funding requirements; political and economic conditions in the markets in which the Company, its suppliers or customers operate, including the impact of potential terrorist acts and international hostilities; military conflicts between, or internal instability in, one or more oil producing countries, governmental actions and other disruptions in the ability to obtain crude oil; and changes in the status of, or initiation of new, litigation, arbitration or other proceedings to which the Company is a party or liability resulting from such litigation, arbitration or other proceedings, including natural resource damage claims. These and other applicable risks and uncertainties have been described more fully in Sunoco’s First Quarter 2008 Form 10-Q filed with the Securities and Exchange Commission on May 1, 2008 and in other periodic reports filed with the Securities and Exchange Commission. Sunoco undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

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Sunoco, Inc.

2008 Second Quarter and Six-Month Financial Summary

(Unaudited)

Second Quarter	2008	2007
Revenues	$16,084,000,000	$10,764,000,000

Net Income	$82,000,000	$509,000,000

Net Income Per Share of Common Stock:
Basic	$.70	$4.21
Diluted	$.70	$4.20

Weighted-Average Number of Shares Outstanding (In Millions):
Basic	116.9	120.9
Diluted	117.0	121.2

Six Months
Revenues	$28,897,000,000	$20,069,000,000

Net Income	$23,000,000	$684,000,000

Net Income Per Share of Common Stock:
Basic	$.20	$5.65
Diluted	$.20	$5.63

Weighted-Average Number of Shares Outstanding (In Millions):
Basic	117.0	121.1
Diluted	117.2	121.4

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Three Months Ended June 30
	2008	2007	Variance
Refining and Supply	$32	$482	$(450)
Retail Marketing	—	30	(30)
Chemicals	3	6	(3)
Logistics	21	10	11
Coke	23	13	10
Corporate and Other:
Corporate expenses	(11)	(18)	7
Net financing expenses and other	(7)	(14)	7

	61	509	(448)
Special items	21	—	21

Consolidated net income	$82	$509	$(427)

Earnings per share of common stock (diluted):
Income before special items	$.52	$4.20	$(3.68)
Special items	.18	—	.18

Net income	$.70	$4.20	$(3.50)

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Six Months Ended June 30
	2008	2007	Variance
Refining and Supply	$(91)	$558	$(649)
Retail Marketing	26	37	(11)
Chemicals	21	15	6
Logistics	36	19	17
Coke	48	24	24
Corporate and Other:
Corporate expenses	(28)	(33)	5
Net financing expenses and other	(10)	(26)	16

	2	594	(592)
Special items	21	90	(69)

Consolidated net income	$23	$684	$(661)

Earnings per share of common stock (diluted):
Income before special items	$.02	$4.89	$(4.87)
Special items	.18	.74	(.56)

Net income	$.20	$5.63	$(5.43)

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Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30			For the Six Months Ended June 30
	2008		2007	2008		2007
TOTAL REFINING AND SUPPLY
Income (Loss) (Millions of Dollars)	$32		$482	$(91)		$558
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$7.04		$14.70	$5.23		$10.98
Crude Inputs as Percent of Crude Unit Rated Capacity	84	**	91	85	**	88
Throughputs (Thousand Barrels Daily):
Crude Oil	765.8		819.0	771.9		790.4
Other Feedstocks	82.2		78.5	80.2		79.0

Total Throughputs	848.0		897.5	852.1		869.4

Products Manufactured (Thousand Barrels Daily):
Gasoline	393.5		438.1	393.5		419.8
Middle Distillates	321.8		297.3	310.2		291.4
Residual Fuel	51.2		64.5	53.7		62.8
Petrochemicals	35.8		36.7	34.3		35.6
Lubricants	11.3		11.0	11.7		12.0
Other	65.4		82.6	80.4		79.2

Total Production	879.0		930.2	883.8		900.8
Less: Production Used as Fuel in Refinery Operations	38.9		44.2	39.6		42.0

Total Production Available for Sale	840.1		886.0	844.2		858.8

*	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.
**	Reflects the impact of a 10 thousand barrels-per-day increase in crude unit capacity in MidContinent Refining in July 2007 attributable to a crude unit debottleneck project at the Toledo refinery.

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SUNOCO 2Q08 EARNINGS, PAGE 10

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30			For the Six Months Ended June 30
	2008		2007	2008		2007
Northeast Refining*
Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$7.13		$12.32	$5.28		$9.00
Market Benchmark 6-3-2-1 (Value Added) (Per Barrel)	$10.78		$14.15	$8.28		$11.14
Crude Inputs as Percent of Crude Unit Rated Capacity	83		94	85		88
Throughputs (Thousand Barrels Daily):
Crude Oil	543.7		613.9	556.7		576.7
Other Feedstocks	72.9		68.4	71.7		69.0

Total Throughputs	616.6		682.3	628.4		645.7

Products Manufactured (Thousand Barrels Daily):
Gasoline	296.7		327.8	295.4		308.6
Middle Distillates	229.7		231.0	229.1		220.7
Residual Fuel	45.9		60.8	49.0		59.1
Petrochemicals	29.2		29.1	28.1		27.4
Other	37.2		55.5	49.2		50.1

Total Production	638.7		704.2	650.8		665.9
Less: Production Used as Fuel in Refinery Operations	28.3		33.5	29.0		30.9

Total Production Available for Sale	610.4		670.7	621.8		635.0

MidContinent Refining**

Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$6.80		$22.14	$5.07		$16.60
Market Benchmark 3-2-1 (Per Barrel)	$12.02		$28.30	$9.07		$19.68
Crude Inputs as Percent of Crude Unit Rated Capacity	87	***	84	84	***	87
Throughputs (Thousand Barrels Daily):
Crude Oil	222.1		205.1	215.2		213.7
Other Feedstocks	9.3		10.1	8.5		10.0

Total Throughputs	231.4		215.2	223.7		223.7

*	Comprised of the Marcus Hook, Philadelphia and Eagle Point refineries.
**	Comprised of the Toledo and Tulsa refineries.
***	Reflects the impact of a 10 thousand barrels-per-day increase in crude unit capacity in July 2007 attributable to a crude unit debottleneck project at the Toledo refinery.

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SUNOCO 2Q08 EARNINGS, PAGE 11

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2008	2007	2008	2007
MidContinent Refining (continued)

Products Manufactured (Thousand Barrels Daily):
Gasoline	96.8	110.3	98.1	111.2
Middle Distillates	92.1	66.3	81.1	70.7
Residual Fuel	5.3	3.7	4.7	3.7
Petrochemicals	6.6	7.6	6.2	8.2
Lubricants	11.3	11.0	11.7	12.0
Other	28.2	27.1	31.2	29.1

Total Production	240.3	226.0	233.0	234.9
Less: Production Used as Fuel in Refinery Operations	10.6	10.7	10.6	11.1

Total Production Available for Sale	229.7	215.3	222.4	223.8

RETAIL MARKETING

Income (Millions of Dollars)	$—	$30	$26	$37
Retail Margin* (Per Barrel):
Gasoline	$3.11	$4.26	$3.87	$3.88
Middle Distillates	$4.77	$3.98	$5.95	$5.52
Sales (Thousand Barrels Daily):
Gasoline	298.3	307.5	289.2	303.4
Middle Distillates	37.4	39.8	37.5	43.3

	335.7	347.3	326.7	346.7

Total Retail Gasoline Outlets, End of Period	4,714	4,699	4,714	4,699
Gasoline and Diesel Throughput per Company- Owned or Leased Outlet (M Gal/Site/Month)	152	152	148	147
Convenience Stores:
Total Stores, End of Period	710	734	710	734
Merchandise Sales (M$/Store/Month)	$86	$87	$81	$81
Merchandise Margin (Company Operated) (% of Sales)	28%	27%	28%	27%

*	Retail sales price less related wholesale price, terminalling and transportation costs and consumer excise taxes per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

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SUNOCO 2Q08 EARNINGS, PAGE 12

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2008	2007	2008	2007
CHEMICALS

Income (Millions of Dollars)	$3	$6	$21	$15
Margin* (Cents per Pound):
All Products**	9.1	9.7	9.9	10.1
Phenol and Related Products	7.5	8.5	8.3	8.6
Polypropylene**	11.2	11.4	11.9	12.0
Sales (Millions of Pounds):
Phenol and Related Products	591	644	1,190	1,236
Polypropylene	562	576	1,131	1,124
Other	19	22	43	42

	1,172	1,242	2,364	2,402

*	Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.
**	The polypropylene and all products margins include the impact of a long-term supply contract with Equistar Chemicals, L.P. which is priced on a cost-based formula that includes a fixed discount.

LOGISTICS

Income (Millions of Dollars)	$21	$10	$36	$19
Pipeline and Terminal Throughput (Thousand Barrels Daily)*:
Unaffiliated Customers	1,192	1,171	1,215	1,163
Affiliated Customers	1,546	1,659	1,562	1,613

	2,738	2,830	2,777	2,776

*	Excludes joint-venture operations.

COKE

Income (Millions of Dollars)	$23	$13	$48	$24
Coke Production (Thousands of Tons):
United States	614	620	1,227	1,231
Brazil*	404	237	792	269

*	Represents amounts attributable to the facility in Vitória, Brazil which commenced limited operations in March 2007.

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Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended June 30		For the Six Months Ended June 30
	2008	2007	2008	2007
CAPITAL EXPENDITURES (Millions of Dollars)

Refining and Supply	$167	$174	$345	$444
Retail Marketing	30	25	43	38
Chemicals	15	13	21	27
Logistics	28	46	51	64
Coke	64	54	101	71

	$304	$312	$561	$644

DEPRECIATION, DEPLETION AND AMORTIZATION (Millions of Dollars)

Refining and Supply	$66	$58	$131	$114
Retail Marketing	26	27	52	53
Chemicals	16	18	33	37
Logistics	10	9	25	18
Coke	6	5	11	10

	$124	$117	$252	$232

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2007
	1st	2nd	3rd	4th	Total
Refining and Supply	$76	$482	$171	$43	$772
Retail Marketing	7	30	31	1	69
Chemicals	9	6	13	(2)	26
Logistics	9	10	14	12	45
Coke	11	13	7	(2)	29
Corporate and Other:
Corporate expenses	(15)	(18)	(11)	(23)	(67)
Net financing expenses and other	(12)	(14)	(9)	(6)	(41)

	85	509	216	23	833
Special items	90	—	—	(32)	58

Consolidated net income (loss)	$175	$509	$216	$(9)	$891

Earnings (loss) per share of common stock (diluted):

Income before special items	$.70	$4.20	$1.81	$.20	$6.94
Special items	.74	—	—	(.28)	.49

Net income (loss)	$1.44	$4.20	$1.81	$(.08)	$7.43

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SUNOCO 2Q08 EARNINGS, PAGE 15

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2008
	1st	2nd
Refining and Supply	$(123)	$32
Retail Marketing	26	—
Chemicals	18	3
Logistics	15	21
Coke	25	23
Corporate and Other:
Corporate expenses	(17)	(11)
Net financing expenses and other	(3)	(7)

	(59)	61
Special Items	—	21

Consolidated net income (loss)	$(59)	$82

Earnings (loss) per share of common stock (diluted):
Income (loss) before special items	$(.50)	$.52
Special items	—	.18

Net income (loss)	$(.50)	$.70

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Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2007
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$9,135	$10,724	$11,475	$13,136	$44,470
Interest income	5	4	7	9	25
Gain related to issuance of Sunoco Logistics Partners L.P. limited partnership units	151	—	—	—	151
Other income, net	14	36	15	17	82

	9,305	10,764	11,497	13,162	44,728

COSTS AND EXPENSES
Cost of products sold and operating expenses	7,988	8,865	10,078	12,040	38,971
Consumer excise taxes	641	669	673	644	2,627
Selling, general and administrative expenses	221	236	221	274	952
Depreciation, depletion and amortization	115	117	123	125	480
Payroll, property and other taxes	37	30	36	32	135
Provision for asset write-downs and other matters	—	—	—	53	53
Interest cost and debt expense	35	32	29	31	127
Interest capitalized	(9)	(5)	(5)	(7)	(26)

	9,028	9,944	11,155	13,192	43,319
Income (loss) before income tax expense (benefit)	277	820	342	(30)	1,409
Income tax expense (benefit)	102	311	126	(21)	518

Net income (loss)	$175	$509	$216	$(9)	$891

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SUNOCO 2Q08 EARNINGS, PAGE 17

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2008
	1st	2nd
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$12,796	$16,061
Interest income	9	3
Other income, net	8	20

	12,813	16,084

COSTS AND EXPENSES
Cost of products sold and operating expenses	11,935	14,951
Consumer excise taxes	590	635
Selling, general and administrative expenses	198	222
Depreciation, depletion and amortization	128	124
Payroll, property and other taxes	42	34
Provision for asset write-downs and other matters	—	(18)
Interest cost and debt expense	28	28
Interest capitalized	(9)	(8)

	12,912	15,968
Income (loss) before income tax expense (benefit)	(99)	116
Income tax expense (benefit)	(40)	34

Net income (loss)	$(59)	$82

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SUNOCO 2Q08 EARNINGS, PAGE 18

Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	At June 30 2008	At December 31 2007
ASSETS
Current Assets
Cash and cash equivalents	$214	$648
Accounts and notes receivable, net	4,471	2,710
Inventories	1,447	1,150
Deferred income taxes	132	130

Total Current Assets	6,264	4,638

Investments and long-term receivables	172	175
Properties, plants and equipment, net	7,353	7,039
Deferred charges and other assets	537	574

Total Assets	$14,326	$12,426

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$7,403	$5,443
Short-term borrowings	100	—
Current portion of long-term debt	3	4
Taxes payable	329	193

Total Current Liabilities	7,835	5,640

Long-term debt	1,723	1,724
Retirement benefit liabilities	518	525
Deferred income taxes	880	1,027
Other deferred credits and liabilities	518	538
Minority interests	438	439
Shareholders’ equity	2,414	2,533

Total Liabilities and Shareholders’ Equity	$14,326	$12,426

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SUNOCO 2Q08 EARNINGS, PAGE 19

Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

(Unaudited)

	For the Six Months Ended June 30
	2008	2007
INCREASES (DECREASES) IN CASH AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$23	$684
Adjustments to reconcile net income to net cash provided by operating activities:
Gain related to issuance of Sunoco Logistics Partners L.P. limited partnership units	—	(151)
Provision for asset write-downs and other matters	(18)	—
Depreciation, depletion and amortization	252	232
Deferred income tax expense (benefit)	(135)	124
Payments less than expense for retirement plans	8	2
Changes in working capital pertaining to operating activities	8	(81)
Other	15	13

Net cash provided by operating activities	153	823

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(561)	(644)
Proceeds from divestments	8	30
Other	35	(23)

Net cash used in investing activities	(518)	(637)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (repayments of) short-term borrowings	100	(82)
Net proceeds from issuance of long-term debt	85	92
Repayments of long-term debt	(87)	(24)
Cash distributions to investors in cokemaking operations	(20)	(12)
Cash distributions to investors in Sunoco Logistics Partners L.P.	(29)	(27)
Cash dividend payments	(67)	(64)
Purchases of common stock for treasury	(49)	(100)
Proceeds from issuance of common stock under management incentive plans	—	6
Other	(2)	2

Net cash used in financing activities	(69)	(209)

Net decrease in cash and cash equivalents	(434)	(23)
Cash and cash equivalents at beginning of period	648	263

Cash and cash equivalents at end of period	$214	$240

-END OF SUNOCO 2Q08 EARNINGS REPORT-